UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2016

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on September 2, 2016. Proxies were solicited pursuant to our definitive proxy statement filed on July 29, 2016 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of the Company’s common stock entitled to vote at the annual meeting was 4,200,756. The number of shares of common stock present or represented by valid proxy at the annual meeting was 2,989,603, of which 2,455,235 were broker non-votes. Each share of common stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the annual meeting. At the annual meeting, our stockholders voted on the matters set forth below.

Proposal 1 – Election of Two Class II Directors

Mr. Jim Schutz and Dr. Jay Birnbaum were duly elected as our Class II directors. The results of the election were as follows:

NOMINEE	FOR	WITHHELD
Jim Schutz	493,036	41,332
Jay Birnbaum	494,849	39,519

Proposal 2 – Advisory Vote on Executive Compensation

Our stockholders voted upon and approved, by non-binding advisory vote, the compensation of our named executive officers, as described in our proxy statement dated July 29, 2016. The votes on this proposal were as follows:

FOR	AGAINST	ABSTAIN
430,312	85,134	18,922

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

Our stockholders voted upon and approved the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017. The votes on this proposal were as follows:

FOR	AGAINST	ABSTAIN
2,838,404	86,643	64,556

Proposal 4 – Vote to Approve our 2016 Equity Incentive Plan

As of September 30, 2016, 49.35% of the votes present or represented at the annual meeting had voted in favor of approving of our 2016 Equity Incentive Plan. Due to the close vote on proposal no. 4, the annual meeting with respect to the proposal to vote upon and approve our 2016 Equity Incentive Plan was adjourned until September 8, 2016, and then adjourned again to September 16, 2016 at 10:00 a.m. PDT, at our offices located at 1129 N. McDowell Blvd., Petaluma, California 94954 in order to continue to solicit shareholders to vote on the proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2016	OCULUS INNOVATIVE SCIENCES, INC.

By: /s/ Robert Miller
Name: Robert Miller
Title: Chief Financial Officer

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